Exhibit 99.1

Educate, Inc. Announces Third Quarter 2006 Operating Results

BALTIMORE, October 26 /PRNewswire-FirstCall/—Educate, Inc. (NASDAQ: EEEE), a leading pre-K-12 education company delivering supplemental education services and products to students and their families, today reported financial results for the quarter and year-to-date periods ended September 30, 2006.

Highlights for the Quarter Ended September 30, 2006:

•	Revenues increased 4% to $81.3 million.
•	Operating results were hampered by the continued impact of company-owned learning center integration and Products group expenses to support expansion.
•	Completed the sale of the Education Station site-based NCLB business.

Highlights for the Nine-Month Period Ended September 30, 2006:

•	Revenues increased 9% to $276.7 million.
•	Emphasis on improving revenue growth in company-owned centers and expanding product offerings and distribution channels.
•	Introduction of a variety of new Hooked on Phonics learning programs including grade level programs, workbooks, Super Activity Kits and a Sylvan branded product – Sylvan School Success.

Operating Overview

“We continue our work to improve company-owned center revenues and operating performance and to develop educational products with a focus on long-term growth for Educate, Inc.” stated Chris Hoehn-Saric, Chairman and Chief Executive Officer. “However, integration improvements and product business expansion have not occurred as rapidly as we anticipated and 2006 performance has continued to be negatively impacted as we make this important transition.”

Financial Overview:

Revenues from continuing operations for the third quarter were $81.3 million, an increase of 4% over the 2005 period. Revenue increases were generated from additional summer school contracts in the Catapult business and expansion of the Schulerhilfe tutoring business. These increases were offset by a decline in product sales due to a reduction in the release of franchisee education programs in comparison to 2005 and negative same territory comparisons. Same territory revenues declined 9% system-wide during the quarter primarily driven by a 5% decline in inquiries and the impact of shorter length of stay for enrolled students in company-owned territories. Inexperience of newly hired center directors and the continued challenges of integrating new and acquired centers has caused company-owned same territory results to trail franchisee performance for the quarterly and year-to-date periods.

Operating expenses for the three-month period grew by 20% over the prior year due to: expenses related to development of new service offerings, expense growth in company-owned centers, additional infrastructure costs for the products business, higher cost of goods sold related to the initial production of newly developed products and additional instructional costs related to Catapult contract expansion.

Learning Center segment revenues decreased 1% to $65.8 million for the third quarter of 2006. This revenue decline was a result of a 9% decline in same territory revenue coupled with a reduction in new curriculum programs released and sold to franchisees in comparison to 2005. Same territory revenue declines were driven by a decline in inquiries which was offset by improved conversions but at a shorter average length of stay. Franchisees and experienced company-owned center directors produced markedly better same territory revenue comparisons than inexperienced company-owned center directors, which suggests this issue may be operational and not a market competition issue. Further complicating the company-owned integration process was the doubling of the number of company-owned markets and the resulting inexperience of new district managers and regional managers in 2006. Product sales to franchisees declined during the period due to a reduction in the release of new franchisee educational programs. Initial sales of Hooked on Phonics products into the retail channel were favorable, although operational and distribution channel delays encountered have prevented adequate visibility for forecasting consumer sell-through of these products.

Learning Center operating expenses increased over the prior year due to a variety of factors including: costs associated with integrating and operating the larger portfolio of company-owned territories, start-up costs related to newly opened company-owned centers, initial costs related to examining the feasibility of premium tutoring and homework support programs, and inflationary growth of center operating expenses. Product related costs increased due to higher costs of goods sold for newly developed learning programs in initial production runs, expanded product business infrastructure costs to support future business expansion and higher marketing expenses related to the introduction of new products and development of channel partners. The result of these additional expenses has been a reduction in Learning Center operating profits and operating margins in comparison to the prior year.

Catapult Learning revenues increased by $3.5 million in this seasonally slower period due to success in obtaining more summer school contracts. Catapult operating expenses increased reflecting additional sales and marketing expenses as well as instructional costs for the new contracts. Operating margins increased over the prior year due to service expansion during this summer break period.

Non-operating expenses reflected increased borrowings under the Company’s credit facility combined with increases in variable interest rates. Operating shortfalls in the period have resulted in non-compliance with certain credit facility covenants. Management is working with the Company’s Bank Group and expects to resolve covenant compliance issues during the fourth quarter.

During the third quarter the Company recorded a valuation allowance of approximately $1.7 million to fully reserve certain historical net state deferred tax assets due to the uncertainty surrounding the future realization of these state tax benefits because of declines in operating results. It is expected that no material cash tax payments will be required for 2006.

Year-to-date operating performance demonstrates similar business characteristics and operational shortfalls as described for the third quarter operating performance. Revenue growth has been driven primarily by expansion of company-owned territories and growth of Online tutoring sessions. Operating expenses increased over the prior year due to the additional cost of operating the expanded portfolio of company-owned centers, increased product business infrastructure costs and changes to the mix of revenues from high margin franchising to lower margin operating businesses. Integration issues encountered with the expanded portfolio of company-owned centers has caused a year-over-year decline in revenues on a same territory basis with a significant flow through effect to operating profits and operating margins. Catapult has demonstrated revenue growth during the year as new contracts replaced contracts halted as a result of school year closings in the Gulf Coast region. Additional marketing and start-up expenses on new contracts have resulted in a decline in Catapult operating margins.

Education Station Sale Completed

On August 23, 2006, the Company completed the sale of its Education Station entity which provided site-based NCLB services across the country. Completion of this sale allows management to focus NCLB service efforts toward On-line instruction and franchise delivery through our Ace-It! Program.

Business Outlook

Management remains confident that current business initiatives will result in long-term strengthening of operations and growth in earnings. However, the current phase of changes in the higher volatility business units of company-owned centers and educational products combined with limited visibility to the future performance of these units does not allow for the accurate projection of near-term guidance for the business.

Educate management will host a conference call to review these results and the business strategy for future growth at 10:00 AM (EST) today, October 26, 2006. Interested parties may listen to the webcast by accessing www.educate-inc.com and clicking on Investor Relations on the Internet or by dialing 1-877-502-9276 (International 1-913-981-5591) access code 7253774. The call will also be available through replay on the Educate website through November 3, 2006.

About Educate, Inc.

Educate, Inc., (NASDAQ: EEEE) is a leading pre-K-12 education company delivering supplemental education services and products to students and their families. Educate’s consumer services businesses, including Sylvan Learning, North America’s best-known and most trusted tutoring brand, operates the largest network of tutoring centers, providing supplemental, remedial and enrichment instruction and its Educate Products business delivers educational products including the highly regarded Hooked on Phonics early reading, math and study skills programs. Catapult Learning, its school partnership business unit, is a leading provider of educational services to public and non-public schools. In its 25-year history, Educate has provided trusted, personalized instruction to millions of students improving their academic achievement and helping them experience the joy of learning. More information on Educate, Inc. can be found at www.educate-inc.com.

Forward-looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements. The following factors might cause such a difference: the development and expansion of the Sylvan Learning franchise system; changes in the relationships among Sylvan Learning and its franchisees; the Company’s ability to effectively manage business growth; increased competition from other educational service providers; changes in laws and government policies and programs; changes in the acceptance of the Company’s services and products by institutional customers and consumers; changes in customer relationships; acceptance of new programs, services, and products by institutional customers and consumers; the seasonality of operating results; global economic conditions, including interest and currency rate fluctuations, and inflation rates. Additional information regarding these and other risk factors and uncertainties are set forth from time to time in the Company’s filings with the Securities and Exchange Commission, available for viewing on the Company’s website www.educate-inc.com. (To access this information on the Company’s website, click on “Investor Relations” and then “SEC Filings”.) All forward-looking statements are based on information available to the Company on the date of this Release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Kevin E. Shaffer

Educate, Inc.

410/843-8000

Educate, Inc. & Subsidiaries

Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2006

	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollar amounts in thousands, except per share data)	2006	2005	$ Variance	% Variance	2006	2005	$ Variance	% Variance
Revenues
Franchise Services	$8,422	$10,515	$(2,093)	-20%	$31,467	$37,344	$(5,877)	-16%
Company-Owned centers	49,259	49,114	145	0%	150,470	130,936	19,534	15%
European	8,098	6,866	1,232	18%	26,439	23,208	3,231	14%

Total Learning Center	65,779	66,495	(716)	-1%	208,376	191,488	16,888	9%
Total Catapult Learning	15,541	12,045	3,496	29%	68,360	62,282	6,078	10%

Total Revenues	81,320	78,540	2,780	4%	276,736	253,770	22,966	9%

Expenses
Learning Center	62,667	51,738	10,929	21%	186,408	146,229	40,179	27%
Catapult Learning	14,866	12,233	2,633	22%	57,858	50,543	7,315	14%

Total Segment Operating Costs (1)	77,533	63,971	13,562	21%	244,266	196,772	47,494	24%
Corporate Expenses (1)	4,380	4,255	125	3%	14,187	11,790	2,397	20%

Operating Income (Loss)	(593)	10,314	(10,907)	-106%	18,283	45,208	(26,925)	-60%

Non-Operating Items
Interest expense, net	(3,285)	(2,054)	(1,231)	60%	(8,856)	(5,655)	(3,201)	57%
Other financing costs	—	—	—	N/A	(1,066)	(1,506)	440	-29%
Foreign exchange gains and other non-operating	(16)	134	(150)	-112%	(207)	202	(409)	-202%

Total Non-Operating Items	(3,301)	(1,920)	(1,381)	72%	(10,129)	(6,959)	(3,170)	46%

Income (Loss) Before Income Taxes	(3,894)	8,394	(12,288)	-146%	8,154	38,249	(30,095)	-79%

Income Tax Expense	(1,390)	(3,190)	1,800	-56%	(6,209)	(14,535)	8,326	-57%

Income (Loss) from Continuing Operations	(5,284)	5,204	(10,488)	-202%	1,945	23,714	(21,769)	-92%
Loss from discontinued operations, net of tax	(2,260)	(2,537)	277	-11%	(1,877)	(3,576)	1,699	-48%
Loss from disposal of discontinued operations, net of tax	(938)	—	(938)	N/A	(938)	—	(938)	N/A

Net Income (Loss)	$(8,482)	$2,667	$(11,149)	-418%	$(870)	$20,138	$(21,008)	-104%

Weighted Average Shares— Diluted	42,981	44,166	(1,185)	-3%	43,691	44,067	(376)	-1%

Diluted Earnings (Loss) Per Share	$(0.20)	$0.06	$(0.26)	-433%	$(0.02)	$0.46	$(0.48)	-104%

Diluted Earnings (Loss) Per Share from Continuing Operations	$(0.12)	$0.12	$(0.24)	-200%	0.04	$0.54	$(0.50)	-93%

Diluted Earnings (Loss) Per Share from Continuing Operations, as adjusted (2)	$(0.12)	$0.12	$(0.24)	-200%	$0.06	$0.56	$(0.50)	-89%

Segment Operating Margin
Learning Center	5%	22%	-17%		11%	24%	-13%
Catapult Learning	4%	-2%	6%		15%	19%	-4%

(1)	Segment operating costs and Corporate expenses include share-based compensation expense of $167 and $87, respectively in three month period ended September 30, 2006; $406 and $322, respectively in the nine month period ended September 30, 2006; $(3) and $54, respectively in the three month period ended September 30, 2005; $185 and $163, respectively in the nine month period ended September 30, 2005. On January 1, 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” using the modified prospective transition method.

(2)	Diluted earnings per share from continuing operations, as adjusted, exclude the net of tax effect of other financing costs for the nine month periods ended September 30, 2006 and 2005. Management believes this non-GAAP financial measure allows for a better comparison of earnings per share (EPS) for the periods presented. See Table 1 for a reconciliation of income from continuing operations, as reported, to income from continuing operations, as adjusted, and the diluted per share amounts.

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
Business Metrics
Learning Center Same Territory Revenue Growth (3)	-9%	1%	0%	3%

	September 30, 2006	December 31, 2005	September 30, 2005
Number of Territories
Franchise	737	725	723
Company-owned	175	171	163

Total	912	896	886

	September 30, 2006	December 31, 2005	September 30, 2005
Number of Sylvan Learning Centers
Franchise	888	876	877
Company-owned	252	245	234

Total	1,140	1,121	1,111

	September 30, 2006	December 31, 2005
Balance Sheet Data:
Cash and cash equivalents	$7,008	$2,414
Total assets	465,246	451,888
Debt Outstanding	162,225	162,848

(3)	“Same Territory” amounts include the results of territories for the identical months for each period presented in the comparison, commencing with the 13th full month each territory has been operating. Same territory growth is presented as the aggregate Educate revenue growth (as adjusted for franchise acquisitions) for franchised and company-owned territories during the period. A territory reflects the geographically-specified area where an operator controls rights to provision of services under the Sylvan franchise agreement. Same territory amounts include revenue from additional centers opened in existing territories and online revenues, including NCLB online revenues.

Consolidated Summarized Statements of Operations

	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollar amounts in thousands)	2006	2005	$ Variance	% Variance	2006	2005	$ Variance	% Variance
Revenues
Company-Owned Centers	$49,391	$48,553	$838	2%	$158,614	$132,265	$26,349	20%
Franchise Services	8,753	9,447	(694)	-7%	30,355	32,573	(2,218)	-7%
Product Sales	7,635	8,495	(860)	-10%	19,407	26,650	(7,243)	-27%

Total Learning Center	65,779	66,495	(716)	-1%	208,376	191,488	16,888	9%
Total Catapult Learning	15,541	12,045	3,496	29%	68,360	62,282	6,078	10%

Total Revenues	81,320	78,540	2,780	4%	276,736	253,770	22,966	9%

Expenses
Instructional and franchise operations costs (4)	61,043	51,948	9,095	18%	199,046	158,446	40,600	26%
Marketing and advertising	9,183	7,013	2,170	31%	26,720	22,590	4,130	18%
Cost of goods sold	5,514	3,601	1,913	53%	13,476	11,750	1,726	15%
Depreciation and amortization	2,163	1,813	350	19%	6,264	5,200	1,064	20%
General and administrative expenses (4)	4,010	3,851	159	4%	12,947	10,576	2,371	22%

Total costs and expenses	81,913	68,226	13,687	20%	258,453	208,562	49,891	24%

Operating Income (Loss)	(593)	10,314	(10,907)	-106%	18,283	45,208	(26,925)	-60%

Total Non-Operating Items	(3,301)	(1,920)	(1,381)	72%	(10,129)	(6,959)	(3,170)	46%

Income (Loss) Before Income Taxes	(3,894)	8,394	(12,288)	-146%	8,154	38,249	(30,095)	-79%
Income Tax Expense	(1,390)	(3,190)	1,800	-56%	(6,209)	(14,535)	8,326	-57%

Income (Loss) from Continuing Operations	(5,284)	5,204	(10,488)	-202%	1,945	23,714	(21,769)	-92%
Loss from discontinued operations, net of tax	(2,260)	(2,537)	277	-11%	(1,877)	(3,576)	1,699	-48%
Loss from disposal of discontinued operations, net of tax	(938)	—	(938)	N/A	(938)	—	(938)	N/A

Net Income (loss)	$(8,482)	$2,667	$(11,149)	-418%	$(870)	$20,138	$(21,008)	-104%

(4)	Instructional and franchise operations costs and general and administrative expenses include share-based compensation expense of $167 and $87, respectively in three month period ended September 30, 2006; $406 and $322, respectively in the nine month period ended September 30, 2006; $(3) and $54, respectively in the three month period ended September 30, 2005; $185 and $163, respectively in the nine month period ended September 30, 2005. On January 1, 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" using the modified prospective transition method.

Table 1	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollar amounts in thousands, except per share data)	2006	2005	$ Variance	% Variance	2006	2005	$ Variance	% Variance
Income (Loss) from Continuing Operations, as reported	$(5,284)	$5,204	$(10,488)	-202%	$1,945	$23,714	$(21,769)	-92%
Add: Other financing costs (5)	—	—	—	N/A	1,066	1,506	(440)	-29%
Tax impact of items added back above	—	—	—	N/A	(584)	(572)	(12)	2%

Income (Loss) from Continuing Operations, as adjusted	$(5,284)	$5,204	$(10,488)	-202%	$2,427	$24,648	$(22,221)	-90%

Weighted Average Shares—Diluted (2)	42,981	44,166	(1,185)	-3%	43,691	44,067	(376)	-1%
Diluted Earnings (Loss) Per Share from Continuing Operations, as adjusted (2)	$(0.12)	$0.12	$(0.24)	-200%	$0.06	$0.56	$(0.50)	-89%

(5)	Other financing costs are debt issuance costs charged to earnings upon the refinancing of debt.